UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2026

Zymeworks Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41535	88-3099146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

108 Patriot Drive, Suite A
Middletown, Delaware	19709
(Address of principal executive offices)	(Zip Code)

(302) 274-8744

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	ZYME	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Executive Vice President, Chief Financial Officer

On March 31, 2026, Zymeworks Inc. (the “Company”) appointed Ms. Kristin Stafford, age 44, as Executive Vice President, Chief Financial Officer of the Company, effective upon her commencement of employment with the Company on April 1, 2026 (the “Start Date”). Effective as of the Start Date, Ms. Stafford has assumed the duties of the Company’s principal financial officer and principal accounting officer.

Prior to joining the Company, Ms. Stafford served as Senior Vice President, Chief Accounting Officer for Royalty Pharma plc, since December 2018. Prior to this position, she served as Vice President, Finance of Royalty Pharma and Chief Financial Officer of BioPharma Credit plc, an affiliate of Royal Pharma, from 2016 to 2018. Previously, Ms. Stafford was a director at Ernst & Young LLP Capital Markets in London, specializing in U.S. transactions involving European life sciences companies. She also previously managed the external SEC reporting for iHeartMedia and was an auditor at Deloitte. Ms. Stafford is currently a board member at NovoCure Limited. She is a CPA and holds a B.Sc. degree in business administration from Sonoma State University.

There are no arrangements or understandings between Ms. Stafford and any other persons pursuant to which she was appointed Executive Vice President, Chief Financial Officer. There are also no family relationships between Ms. Stafford and any director or executive officer of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Ms. Stafford’s appointment as Executive Vice President, Chief Financial Officer, Zymeworks Biopharmaceuticals Inc. (“ZBI”), a wholly-owned subsidiary of the Company, and Ms. Stafford entered into an employment agreement effective as of the Start Date (the “Employment Agreement”). The Employment Agreement does not have a specific term. Pursuant to the Employment Agreement, Ms. Stafford is entitled to the following compensation and benefits:

•

An annual base salary of $520,000, with eligibility to earn an annual discretionary bonus of an initial amount of up to 45% of her annual base salary, including for 2026, based upon the achievement of certain Company goals determined by the Company.

•	A signing bonus of $52,000 to be paid on the first scheduled pay day following the Start Date.

•

An award of options to purchase 178,000 shares of the Company’s common stock at an exercise price per share equal to the fair market value on the date of grant (the “Options”). 25% of the Options will vest and become exercisable on the one-year anniversary of the date of grant, and thereafter 1/36 of the remaining Options will vest on the last day of each month, until all of the Options have vested, subject to Ms. Stafford’s continued service.

•

An award of 119,000 restricted stock units (“RSUs”) to be settled in shares of common stock. 25% of these RSUs will vest on each of the first, second, third and fourth anniversaries of the date of grant, subject to Ms. Stafford’s continued service.

•

An award of 50,000 RSUs to be settled in shares of common stock. 1/3 of these RSUs will vest on each of the first, second and third anniversaries of the date of grant, subject to Ms. Stafford’s continued service.

•	Eligibility to participate in incentive programs for the Company’s employees, including without limitation share option plans, share purchase plans, profit-sharing or bonus plans.

•	Eligibility to participate in the Company’s employee benefit plans generally available to employees of ZBI in accordance with their terms.

•	Reimbursement for annual registration and/or professional licensing fees and for reasonable continuing professional development requirements.

•

If the Company terminates Ms. Stafford’s employment without cause, then Ms. Stafford will be eligible to receive twelve months of notice or the equivalent of twelve months of base salary as of the date notice is given, or any combination thereof that totals twelve months of combined notice and base salary. If termination of employment occurs on or after the commencement of the fourth year of employment, an additional one month of notice or the equivalent of one month of base salary as of the date notice is given, or any combination thereof, will be provided for each additional completed year of service, up to a total maximum of eighteen months. Ms. Stafford will also be eligible for continuation of group health and dental benefits through the applicable notice period, which may be provided by the Company paying for or reimbursing Ms. Stafford’s COBRA premium costs for continuation coverage. Such payments and benefits will be subject to Ms. Stafford timely entering into a separation agreement and release of all claims on a form provided by the Company following her termination.

•

If Ms. Stafford’s employment is terminated by the Company without cause within twelve months following a Change of Control (as defined in the Employment Agreement), Ms. Stafford will be eligible to receive (x) as severance, payment of eighteen months of base salary as of the date of termination (with such severance payable over eighteen months, or to the extent available under Section 409A of the Internal Revenue Code, paid sooner, at the sole discretion of the Company), (y) eligibility for continuation of group extended health and dental benefits provided by the Company paying for her premium costs for COBRA continuation coverage for up to eighteen months following her termination date, and (z) full vesting acceleration of all unvested and outstanding stock options or other equity grants as of the date of termination. Such payments and benefits will be subject to Ms. Stafford timely entering into a separation agreement and release of all claims on a form provided by the Company following her termination.

The Employment Agreement provides that in the event any payments and benefits (including the severance benefits) provided to Ms. Stafford would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and could be subject to the related excise tax, Ms. Stafford would be entitled to receive either the full amount of such payments and benefits or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater after-tax amount of payments and benefits to Ms. Stafford. The Employment Agreement does not require the Company to provide any tax gross-up payments.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. In connection with her appointment, Ms. Stafford will enter into a standard indemnification agreement in the form previously approved by the Company’s board of directors.

In connection with Ms. Stafford’s appointment and effective as of the Start Date, Mr. Kenneth Galbraith ceased serving as interim Chief Financial Officer, principal financial officer and principal accounting officer of the Company. Mr. Galbraith continues in his roles as Chair of the Board, Chief Executive Officer and President, and the compensatory and other material terms of Mr. Galbraith’s employment with the Company remain unchanged. For information regarding Mr. Galbraith’s existing compensation arrangements, please refer to the information contained in the section titled “Item 11. Executive Compensation-Executive Employment Arrangements and Potential Payments upon Termination or Change in Control” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 2, 2026, which information is incorporated herein by reference.

A copy of the press release announcing Ms. Stafford’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement between Zymeworks Biopharmaceuticals Inc. and Kristin Stafford, effective April 1, 2026

99.1	Press Release, dated April 1, 2026

104	Cover Page Interactive Data File (embedded as Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 1, 2026	ZYMEWORKS INC.
(Registrant)

	By:	/s/ Kenneth Galbraith
	Name: Title:	Kenneth Galbraith Chair, President and Chief Executive Officer